UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 25, 2015

Date of Report (Date of earliest event reported)

Searchlight Minerals Corp.

(Exact name of Registrant as specified in its charter)

Nevada	000-30995	98-0232244
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2360 W. Horizon Ridge Pkwy., Suite #100, Henderson, Nevada 89052

(Address of principal executive offices)

(Zip Code)

(702) 939-5247

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 3.03	Material Modification to Rights of Security Holders.

Completion of Private Placement

On March 25, 2015, Searchlight Minerals Corp., a Nevada corporation (“we,” “us,” “our” or the “Company”), completed a private placement (the “Offering”) of our securities to Luxor Capital Partners, LP (“Luxor”). Luxor and certain of its affiliates (the “Luxor Group”) are principal stockholders of the Company. The securities were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D thereunder.

In the Offering, we sold Four Million Two Hundred and Fifty Thousand (4,250,000) “Units” of the Company’s securities at a purchase price of $0.3529 per Unit, resulting in aggregate gross proceeds to us of $1,500,000. We intend to use the net proceeds from the Offering for general working capital purposes.

Each Unit consists of one (1) share (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and one common stock purchase warrant. Each warrant will entitle the warrant holder to purchase one (1) share of the Company’s Common Stock, at an exercise price (the “Warrant Exercise Price”) of $0.50 per share (the “Warrants,” and as exercised, collectively, the “Warrant Shares”). Such Warrants will expire five years from the date of issuance.

In connection with the Offering, we entered into a common stock and warrant purchase agreement (the “Purchase Agreement”), and a registration rights agreement (the “Registration Rights Agreement”), each dated March 25, 2015, with Luxor.

The Purchase Agreement contains representations and warranties of the Company and Luxor that are customary for transactions of the type contemplated in connection with the Offering.

Pursuant to the Registration Rights Agreement, we have agreed to file a Form S-3 registration statement with the Securities and Exchange Commission (the “SEC”) within 90 calendar days after the Company is permitted under the Securities Act and any SEC guidance to file such registration statement and we will use our commercial best efforts to cause such registration statement to become effective as promptly as possible. The registration statement shall cover the resale of the Shares of common stock issued to Luxor in the Offering, as well as any Warrant Shares (assuming that on the date of determination the Warrants are exercised in full).

We also have agreed to file and keep continuously effective such additional registration statements until all of the shares of common stock registered thereunder have been sold or may be sold without volume restrictions pursuant to Rule 144 of the Securities Act. Luxor will also be granted piggyback registration rights with respect to such shares.

In connection with the Offering, our board of directors agreed to waive certain provisions of our Rights Agreement, dated August 24, 2009, with respect to accounts managed by Luxor. In connection with the Rights Agreement, the Board of Directors previously declared a dividend of one common share purchase right for each outstanding share of our common stock. The rights become exercisable, under certain circumstances, in the event that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (an “acquiring person”). Our Board of Directors has previously waived the 15% limitations currently in the Rights Agreement with respect to Luxor, to allow Luxor to become the beneficial owners of up to 22% of the shares of our common stock, without being deemed to be an “acquiring person” under the Rights Agreement. In connection with the Offering, we have agreed further waive the existing limitations to allow Luxor to become the beneficial owners of up to 26% of the shares of our common stock, without being deemed to be an “acquiring person” under the Rights Agreement. Following the Offering, Luxor is the beneficial owner of approximately 24.43% of our common stock (including giving effect to any warrants or other rights to purchase share of our common stock).

The foregoing descriptions of the terms, conditions and restrictions of the Rights Plan, do not purport and are not intended to be complete and are qualified in their entirety by the complete text of the Rights Plan, which is filed as Exhibit 4.1 of the Company’s registration statement on Form 8-A filed on August 25, 2009, and as amended on Form 8-A12G/A on September 24, 2009. A summary of the Rights Plan is set forth in such registration statement.

The foregoing descriptions of the terms, conditions and restrictions of the Purchase Agreement, the Warrants and the Registration Rights Agreement do not purport and are not intended to be complete and are qualified in their entirety by the complete text of those agreements, forms of which are attached as Exhibits 10.1, 10.2 and 10.3 respectively, to this Report. Please note however that such transaction documents, including without limitation any representations and warranties contained therein, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

Purchase of Additional Securities

On March 18, 2015, 13 note holders (“Note Holders”) of our secured convertible promissory notes (“Notes”) that were issued pursuant to a Secured Convertible Note Purchase Agreement entered into on September 18, 2013, elected to purchase shares of our common stock in consideration of cancellation of amounts owed by the Company to such Note Holders for their March 18, 2015 interest on such Notes (the “March Interest Payment”), at a rate of $0.25 per share. In the aggregate, $129,115 of the $142,415 of interest owed was cancelled in exchange for 516,460 shares of the Company’s common stock. Such Note Holders included Luxor, Martin Oring, one of our directors, and our Chief Executive Officer and President, and certain of Mr. Oring’s affiliates.

In connection with the issuance of such shares, we entered a registration rights agreement (the “March Registration Rights Agreement”), dated March 18, 2015, with the Note Holders.

Pursuant to the Registration Rights Agreement, we have agreed to file a Form S-3 registration statement with the SEC within 90 calendar days after the Company is permitted under the Securities Act and any SEC guidance to file such registration statement and we will use our commercial best efforts to cause such registration statement to become effective as promptly as possible. The registration statement shall cover the resale of the shares of common stock issued to Note Holders in exchange for the cancellation of the March Interest Payment.

We also have agreed to file and keep continuously effective such additional registration statements until all of the shares of common stock registered thereunder have been sold or may be sold without volume restrictions pursuant to Rule 144 of the Securities Act. The Note Holders will also be granted piggyback registration rights with respect to such shares.

The foregoing descriptions of the terms, conditions and restrictions of the Notes and Registration Rights Agreement do not purport and are not intended to be complete and are qualified in their entirety by the complete texts thereof. A form of the Registration Rights Agreement issued in connection with the issuance of shares is attached as Exhibit 10.4 hereto. A form of Note, plus transaction documents related thereto, are filed as Exhibits 10.1 – 10.5 to the Company’s Current Report on Form 8-K filed on September 24, 2013. Please note however that such transaction documents, including without limitation any representations and warranties contained therein, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

Press Release

On March 30, 2015, Searchlight Minerals Corp. issued a press release, which is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Common Stock and Warrant Purchase Agreement, dated March 25, 2015

Exhibit 10.2	Warrant, dated March 25, 2015

Exhibit 10.3	Registration Rights Agreement, dated March 25, 2015

Exhibit 10.4	Form of Registration Rights Agreement, dated March 18, 2015

Exhibit 99.1	Press Release, dated March 30, 2015, issued by Searchlight Minerals Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Dated: March 30, 2015	By:	/s/ Martin B. Oring
Martin B. Oring
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Common Stock and Warrant Purchase Agreement, dated March 25, 2015

Exhibit 10.2	Warrant, dated March 25, 2015

Exhibit 10.3	Registration Rights Agreement, dated March 25, 2015

Exhibit 10.4	Form of Registration Rights Agreement, dated March 18, 2015

Exhibit 99.1	Press Release, dated March 30, 2015, issued by Searchlight Minerals Corp.